EXHIBIT 99.1

JOINT FILING AGREEMENT


      In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Schedule 13G to which this Exhibit is attached with respect to the Common Stock Mediware Information Systems, Inc., and consent to this Joint Filing Agreement being included as an Exhibit to such filing. In evidence thereof the undersigned hereby execute this Agreement this 14th day of February, 2005.

                                UMB Bank, n.a.

Dated:  February 13, 2005       By: /s/ Dennis R. Rilinger
                                    ----------------------
                                Dennis R. Rilinger,
                                Executive Vice President
                                and Corporate Secretary
                                UMB Bank, n.a.

                                UMB Financial Corporation

Dated:  February 13, 2005       By:  /s/ Dennis R. Rilinger
                                     ----------------------
                                Dennis R. Rilinger,
                                Executive Vice President
                                and Corporate Secretary
                                UMB Financial Corporation

                                Scout Investment Advisors, Inc.

Dated:  February 13, 2005       By: /s/ James L. Moffett
                                   -----------------------
                                James L. Moffett,
                                Chairman and Chief Investment Officer